SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  March 22, 2002

USinternetworking, Inc.
(Exact Name of Registrant as
Specified in Charter)

25737
(Commission File No.)

52-2078325
(IRS Employer
Identification No.)

Delaware
(State or Other Jurisdiction
of Incorporation)

One USi Plaza
Annapolis, Maryland 21404-7478
(Address of Principal
Executive Offices)

(410) 897-4400
(Registrant’s telephone
number, including area code)

ITEM 5.      OTHER EVENTS

     On March 22, 2002, USinternetworking, Inc. (“the Company”) filed its Second Amended Joint Chapter 11 Plan of Reorganization dated March 19, 2002 (the “Plan”) and the related Disclosure Statement dated March 19, 2002 (the “Disclosure Statement”) with the United States Bankruptcy Court for the District of Maryland (Baltimore Division) (the “Bankruptcy Court”). The Bankruptcy Court issued on March 22, 2002 an order approving the Disclosure Statement, the notice and objection procedures proposed for confirmation of the Plan, and the package of materials to be distributed to the Company’s creditors.

ITEM 7.      EXHIBITS

     (c)       Exhibits.

99.1	The Company’s Plan, dated March 19, 2002.

99.2	The Company’s Disclosure Statement, dated March 19, 2002.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USinternetworking, Inc.

By: Name: Title:	/s/ William T. Price William T. Price Vice President, General Counsel & Secretary

Date:     March 25, 2002

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EXHIBIT INDEX

*99.1	The Company’s Plan, dated March 19, 2002.

*99.2	The Company’s Disclosure Statement, dated March 19, 2002.

*	Filed herewith.